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                                                                    Exhibit 23.3

                          CONSENT OF MICHAEL C. BROOKS


I consent to the use of my name in this Registration Statement of VitaminShoppe.com, Inc. on Form S-1 appearing in the prospectus which is a part of this registration statement under the headings "Management" and "Principal Stockholders."


/s/ Michael C. Brooks
--------------------------
Stamford, Connecticut
July 27, 1999